Exhibit 99.1

Express, Inc. and WHP Global Enter into Mutually Transformative Strategic Partnership, Leveraging a Platform to Build a Portfolio of Brands and Accelerate Long-Term Growth

•	Capitalizes on Strength of EXPR as a Fully Integrated Omnichannel Platform and WHP Expertise in Acquiring and Growing Global Consumer Brands to Drive Growth

•	WHP to Invest $25 Million to Acquire 5.4 Million Newly Issued Shares of EXPR at $4.60 Per Share, Representing an Approximate 7.4% Pro Forma Ownership

•	EXPR and WHP Form Intellectual Property Joint Venture Valued at Approximately $400 Million with WHP to Invest $235 Million for 60% Ownership, EXPR to Own 40%

•	EXPR Will Continue to Advance EXPRESSway Forward Strategy; Partnership with WHP Will Scale Express Brand Through Category and Global Licensing Expansion

Columbus, Ohio and New York – December 8, 2022 – Fashion apparel retailer Express, Inc. (NYSE: EXPR) (“EXPR”) and WHP Global (“WHP”), a leading global brand management firm, today announced that they have entered into a mutually transformative strategic partnership to advance an omnichannel platform which is expected to drive accelerated, long-term growth through the acquisition and operation of a portfolio of brands. EXPR and WHP will also form an intellectual property joint venture intended to scale the Express brand through new domestic category licensing and international expansion opportunities.

“Our EXPRESSway Forward strategy has reinvigorated our brand and rebuilt the foundation of our company, paving the way for this bold next chapter in our transformation,” said Tim Baxter, Chief Executive Officer at EXPR. “Our partnership with WHP will drive greater scale and profitability of the Express brand through their category licensing and international expertise and strengthen our balance sheet. We expect to accelerate our growth by acquiring multiple brands in partnership with WHP and operating them on our platform. Both of these are expected to drive shareholder value.”

This transaction is expected to provide the following significant financial and operational benefits:

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Capitalizes on strength of EXPR as a fully integrated omnichannel platform. EXPR will be ideally positioned to participate in anticipated retail industry consolidation and pursue acquisitions with WHP and is expected to expand its brand portfolio to accelerate growth and profitability. Through synergistic M&A, EXPR will leverage its platform to drive cost savings and margin expansion.

•

Scales existing multi-billion-dollar Express brand through intellectual property joint venture. We expect this partnership to accelerate growth for the Express brand through licensing in non-core categories and international expansion by leveraging WHP’s expertise.

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Strengthens EXPR balance sheet by providing capital to acquire brands and reduce debt. EXPR will maintain its disciplined approach to capital deployment and is working with WHP to identify compelling, accretive brand acquisition opportunities.

•	Accelerates WHP growth. The strategic partnership is expected to provide WHP with a best-in-class operating platform to broaden its M&A pipeline.

“The global growth potential of the Express brand and the EXPR omnichannel platform will give our company a distinct competitive edge as we look to acquire more consumer brands,” said Yehuda Shmidman, WHP Global Chairman and Chief Executive Officer. “We are excited to partner with Tim and his management team and view this partnership as a huge win for both of our companies.”

Baxter continued, “By scaling the Express brand and identifying opportunities to expand our portfolio, we will leverage our platform to accelerate growth, generate operating margin expansion and drive profitability. We have found the right partner in WHP and look forward to welcoming Yehuda to our Board of Directors.”

Transaction Details

The partnership will be effectuated through a multifaceted transaction. EXPR will form an intellectual property joint venture with WHP, which will acquire certain intellectual property of EXPR. Concurrently, EXPR will transform into an omnichannel platform company, managed and run by its current leadership upon closing of the transaction. All other aspects of the existing EXPR business remain unchanged.

Under the terms of the transaction, WHP will also make a common equity PIPE investment to acquire 5.4 million newly issued shares of EXPR at $4.60 per share, representing an approximate pro forma ownership of 7.4%.

The intellectual property joint venture implies a total value of the Express brand’s intellectual property at approximately $400 million and will be 60% owned by WHP and 40% owned by the EXPR platform company. WHP will invest $235 million for its stake in the intellectual property joint venture and EXPR will contribute certain of its intellectual property assets in exchange for cash consideration. EXPR will enter into an exclusive long-term license agreement with multiple renewal options with the intellectual property joint venture to use the contributed intellectual property for EXPR’s existing business and will pay a royalty fee to the intellectual property joint venture. Cash earnings in the intellectual property joint venture will be distributed quarterly to both parties on a pro rata basis.

The transaction is expected to close in EXPR’s fourth fiscal quarter of 2022, subject to lender consent, regulatory approvals and customary closing conditions.

Management and Board of Directors

The existing Express, Inc. management team and Board of Directors will continue to lead the company with Mr. Baxter serving as a director and CEO and Mylle Mangum serving as Chairman of the Express, Inc. Board of Directors. Upon completion of the transaction, the Express, Inc. Board of Directors will be expanded to include Mr. Shmidman.

Advisors

Moelis & Company LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to EXPR on this transaction. Goodwin Procter LLP is serving as legal advisor to WHP.

Express’ Third Quarter Financial Results

In a separate press release issued today, EXPR announced its third quarter 2022 financial results. The press release is available at www.express.com/investor.

Conference Call Information

A conference call to discuss the transaction and EXPR’s third quarter 2022 results is scheduled for December 8, 2022 at 8:00 a.m. Eastern Time (ET). Investors and analysts interested in participating in the earnings call are invited to dial (888) 550-5723 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.express.com/investor. A telephone replay of this call will be available beginning at 12:00 p.m. ET on December 8, 2022 until 11:59 p.m. ET on December 15, 2022 and can be accessed by dialing (800) 770-2030 and entering the replay pin number 1790468. In addition, an investor presentation and infographic of the transaction, and an investor presentation of EXPR’s third quarter 2022 results will be available at www.express.com/investor beginning at approximately 7:00 a.m. ET on December 8, 2022.

About Express, Inc.

Express is a modern, multichannel apparel and accessories brand grounded in versatility, guided by its purpose—We Create Confidence. We Inspire Self-Expression.—and powered by a styling community. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has been a part of some of the most important and culture-defining fashion trends. The Express Edit design philosophy ensures that the brand is always ‘of the now’ so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

The Company operates over 550 retail and outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app. Express, Inc. is comprised of the brands Express and UpWest, and is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com or www.upwest.com.

About WHP Global

WHP Global is a leading New York based firm that acquires global consumer brands and invests in high-growth distribution channels including digital commerce platforms and global expansion. WHP owns ANNE KLEIN®, JOSEPH ABBOUD®, JOE’S JEANS®, WILLIAM RAST®, ISAAC MIZRAHI®, LOTTO®, TOYS“R“US®, and BABIES“R“US®. Collectively the brands generate over USD$4.5 billion in global retail sales. The company also owns WHP+, a turnkey direct to consumer digital e-commerce platform and WHP SOLUTIONS, a sourcing agency based in Asia. For more information, please visit www.whp-global.com.

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding Express, Inc.’s (the “Company”, “we”, “our” or “us”) strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omnichannel experience for our customers; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; and (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Express Contacts

Investors

Greg Johnson

gjohnson@express.com

614-474-4890

Media

Jamie Moser / Caroline Lipe

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

WHP Global Contacts

Media

Jaime Cassavechia

EJ Media Group

212-518-4771 x108

jaime@ejmediagroup.com